Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Services - Experts” and “Services - Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports: (1) dated April 27, 2017 with respect to the financial statements of Symetra Separate Account C and (2) dated April 6, 2017, with respect to the consolidated financial statements of Symetra Life Insurance Company, in Post-Effective Amendment No. 35 to the Registration Statement (Form N-4, No. 33-69712) of Symetra Separate Account C and related prospectus of the Spinnaker Variable Annuity filed with the Securities and Exchange Commission on April 27, 2017.

/s/ Ernst & Young LLP

Seattle, Washington
April 27, 2017